Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of April 2, 2024, between Planet Green Holdings Corp., a corporation incorporated in the State of Nevada with its principal place of business in the State of New York (the “Seller”), and Huanyu Wang (the “Purchaser”).

WHEREAS, Seller is a shareholder owning 100% of the issued and outstanding shares and any other equity interests of Allinynson Ltd. (the “Company”), a company incorporated in the State of Colorado;

WHEREAS, the Seller agrees to sell and the Purchaser agrees to purchase from the Seller 100% of the issued and outstanding shares and any other equity interests in or of the Company;

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Seller and the Purchaser agree as follows:

1. Purchase of Share. At the Closing and subject to and upon the terms and conditions of this Agreement, the Seller shall sell, transfer, convey, assign and deliver to the Purchaser, and the Purchaser shall purchase, acquire and accept from the Seller, shares and other equity interests of the Company representing 100% of the total equity voting capital stock, free and clear of all Liens (other than potential restrictions on resale under applicable securities Laws) for an aggregated purchase price of USD 1.00.

2.1 Closing. On the Closing Date, upon the terms and subject to the conditions set forth herein, the Seller agrees to sell, and the Purchaser agrees to purchase 100% of the issued and outstanding shares and any other equity interests in or of the Company (the “Closing Shares”). The Purchaser shall deliver to the Seller, via wire transfer, immediately available funds of USD 1.00 (the “The Closing Purchase Amount”) and the Seller shall deliver to the Purchaser 40% of the issued and outstanding shares and any other equity interests in or of the Company (the “Closing Shares”) within three Trading Days of the Closing Date, and the Seller and the Purchaser shall deliver the other items set forth in Section 2.2 deliverable at the Closing. Upon satisfaction of the covenants and conditions set forth in Sections 2.2 and 2.3, but no later than three Trading Days subsequent to the Closing date, the Closing shall occur at the location as the parties shall mutually agree or remotely by exchange of closing documents.

2.2 Deliveries.

(a) On or prior to each Closing, the Seller shall deliver or cause to be delivered to the Purchaser as to the Closing, a copy of the irrevocable instructions to the corporate service agent instructing the corporate service agent to deliver a certificate evidencing the Closing Shares, registered in the name of the Purchaser;

(b) On or prior to each Closing, the Purchaser shall deliver or cause to be delivered to the Seller, as to the Closing, the Closing Purchase Amount;

3. Cost of the Share Transfer. It is agreed that the cost of registering the transfer of the Closing Shares (if any) will be borne by the Purchaser.

4. Effect of lack of formality. It is agreed that should the envisaged transfer of the Closing Shares fail to be effective due to a lack of formality (including but not limited to a failure to register the transfer correctly in the registers of the company or due to a refusal by the directors of the company whose shares are being transferred) then the effect shall be the transfer of all beneficial interest in the Closing Shares to the Purchaser by the creation of a trust in favor of the Purchaser as beneficiary in which the Closing Shares comprise the subject, and the Seller is the trustee.

5. Warranties and indemnities. It is agreed that:

5.1 The Seller warrants that it is the true owner of the Closing Shares and is absolutely entitled to all of their benefit.

5.2 The Seller warrants that it is not acting as a nominee or trustee and that no other rights exist in connection with the Closing Shares.

5.3 The Seller warrants that no charge or other obligation exists over the Closing Shares whether or not registered and they are completely unencumbered (excepting any obligation to payment of capital in the case of part paid shares).

5.4 Each Party hereby declares that they have all necessary powers and approvals to enter into this Securities Purchase Agreement.

5.5 Each Party hereby declares that they are not aware of any matter within their control which might have any negative or adverse effect upon the performance of their obligations under this Securities Purchase Agreement.

5.6 The rights, benefits, liabilities and responsibilities contained within the terms of this Securities Purchase Agreement can be assigned by any Party with the prior written agreement of the other Party.

5.7 Any delay or failure to enforce the terms of this Securities Purchase Agreement and any delay to act on a breach of its term by any party does not constitute a waiver of those rights.

5.8 Each Party hereby warrants that they will not do any action which might harm, hinder or negatively affect the duties of the other Party set out within this Securities Purchase Agreement.

5.9 The Parties hereby irrevocably warrant that they accept the exclusive jurisdiction laws and courts of that jurisdiction set out in Article 8 below.

5.10 Except if it is clear from the wording of a clause and with regard to the whole of the Securities Purchase Agreement that a specific clause is intended to mean otherwise than: any words which are in the singular only will be deemed to include the plural (and vice versa) and any words denoted in a specific gender will be deemed to include all genders and any terms which denote any form of person or people shall be deemed to include both legal persons (such as companies) as well as natural person (and vice versa).

5.11 The heading titles contained within in this Securities Purchase Agreement are included as a drafting reference only and for ease of reference, they do not comprise part of the Securities Purchase Agreement.

5.12 This Securities Purchase Agreement may be executed in more than one language by agreement between the Parties and if there arises some conflict between the various translation of this Securities Purchase Agreement then the English version shall prevail.

5.13 In the event that any clause (or any part of any clause) shall be deemed to be illegal or invalid by a competent court or other legal authority then this shall have the effect of invalidity and striking out only that clause (or any part of any clause) only and shall not invalidate this Securities Purchase Agreement in its entirety.

5.14 This Securities Purchase Agreement is binding on both Parties by virtue of the conduct of both parties and in spite of any defect or error in the formality of its execution.

5.15 The Seller hereby irrevocably indemnifies and agrees to keep indemnified and hold harmless the Buyer against any and all losses howsoever caused arising from a breach of the warranties or other terms of this Securities Purchase Agreement.

6. Variation. This Securities Purchase Agreement may be varied and any variation must be made in writing by both Parties.

7. Notices. Notice served pursuant to any term of this Securities Purchase Agreement must be served in writing and will be served only if it handed from one Party to another in person or if delivered to the address for service of the Party in question. Notices may only be served and delivered in English.

8. Governing law, disputes and arbitration. It is agreed that:

8.1 This Securities Purchase Agreement is made under the exclusive jurisdiction of the laws of the State of New York.

8.2 Both Parties agree that in the event of a dispute they will enter into arbitration before the International Chamber of Commerce before a single arbitrator whose decision shall be final.

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Planet Green Holdings Corp.

By:	/s/ Bin Zhou
Name:	Bin Zhou
Title:	Chief Executive Officer

Huanyu wang

By:	/s/Huanyu Wang
Name:	Huanyu Wang

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